SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                          (Amendment No.             )

Filed by the Registrant [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]     Confidential, For Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))


                                  Watsco, Inc.
                (Name of Registrant as Specified in Its Charter)



                                  Watsco, Inc.
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)



Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                                 WATSCO, INC.


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 3, 1999
                               ----------------

To the Shareholders of Watsco, Inc.:


     NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Shareholders (the "Annual Meeting") of Watsco, Inc., a Florida corporation (the "Company"), will be held at 9:00 A.M., Eastern Daylight Time, on June 3, 1999, at the Hyatt Regency Hotel, 50 Alhambra Plaza, Coral Gables, Florida, 33134, for the following purposes:


     (1) To elect one member to the Company's Board of Directors to hold office until the 2000 Annual Meeting of Shareholders and three members to the Company's Board of Directors until the 2002 Annual Meeting of Shareholders or until their successors are duly elected and qualified, two of whom will be elected by the holders of Common Stock and two of whom will be elected by the holders of Class B Common Stock;


     (2) To consider and act upon a proposal to ratify an amendment to the Company's Second Amended and Restated 1991 Stock Option Plan;


     (3) To ratify the reappointment of Arthur Andersen LLP as the Company's independent certified public accountants for the year ended December 31, 1999; and


     (4) To transact such other business as may properly come before the Annual Meeting and any adjournment or postponements thereof.


     The Board of Directors has fixed the close of business on April 9, 1999 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.


     Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.


                                        By Order of the Board of Directors



                                        BARRY S. LOGAN, Secretary


Coconut Grove, Florida
April 30, 1999


THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY, AND VOTE THEIR SHARES IN PERSON.

                      1999 ANNUAL MEETING OF SHAREHOLDERS
                                      OF
                                 WATSCO, INC.
                               ----------------
                                PROXY STATEMENT
                               ----------------

                    DATE, TIME AND PLACE OF ANNUAL MEETING

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Watsco, Inc., a Florida corporation (the "Company"), of proxies from the holders of the Company's Common Stock, par value $.50 per share (the "Common Stock"), and the Company's Class B Common Stock, par value $.50 per share (the "Class B Common Stock"), for use at the 1999 Annual Meeting of Shareholders (the "Annual Meeting") of the Company to be held at 9:00 A.M., Eastern Daylight Time, June 3, 1999, at the Hyatt Regency Hotel, 50 Alhambra Plaza, Coral Gables, Florida, 33134, and at any adjournments or postponements thereof, pursuant to the enclosed Notice of Annual Meeting. This Proxy Statement and the enclosed form of proxy are first being sent to holders of Common Stock and Class B Common Stock on or about May 1, 1999. Shareholders should review the information provided herein in conjunction with the Company's 1998 Annual Report to Shareholders (the "1998 Annual Report") which accompanies this Proxy Statement. The complete mailing address, including zip code, of the Company's principal executive office is 2665 South Bayshore Drive, Suite 901, Coconut Grove, Florida 33133.



                         INFORMATION CONCERNING PROXY


     The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.


     The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone and telegraph. They will receive no compensation therefore in addition to their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

                            PURPOSES OF THE MEETING


     At the Annual Meeting, the Company's shareholders will consider and vote upon the following matters:


     (1) To elect one member to the Company's Board of Directors to hold office until the 2000 Annual Meeting of Shareholders and three members to the Company's Board of Directors until the 2002 Annual Meeting of Shareholders or until their successors are duly elected and qualified, two of whom will be elected by the holders of Common Stock and two of whom will be elected by the holders of Class B Common Stock;


     (2) To consider and act upon a proposal to ratify an amendment to the Company's Second Amended and Restated 1991 Stock Option Plan;


     (3) To ratify the reappointment of Arthur Andersen LLP as the Company's independent certified public accountants for the year ended December 31, 1999; and


     (4) To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.


     Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted (a) for the election of the respective nominees for director named below to be elected by the holders of Common Stock and by the holders of Class B Common Stock (see "Outstanding Voting Securities and Voting Rights"), and (b) in favor of all other proposals described in the Notice of Annual Meeting or as may properly come before the Annual Meeting. In the event a shareholder specifies a different choice by means of the enclosed proxy, such shares will be voted in accordance with the specification so made.


                OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS


     The Board of Directors has set the close of business on April 9, 1999, as the record date (the "Record Date") for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 25,437,773 shares of Common Stock and 3,204,126 shares of Class B Common Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Holders of Common Stock are entitled to one vote per share on each matter that is submitted to shareholders for approval and vote as a separate class to elect 25 percent of the directors of the Company (rounded up to the next whole number), which presently equates to three directors. Holders of Class B Common Stock are entitled to ten votes per share on each matter that is submitted to shareholders for approval and vote as a separate class to elect 75 percent of the directors (rounded down to the next whole number), which presently equates to six directors. See "Election of Directors."


     The attendance, in person or by proxy, of the holders of Common Stock and Class B Common Stock representing a majority of the combined voting power of the outstanding shares of such stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. For purposes of electing directors at the Annual Meeting, the nominees receiving the greatest number of votes of Common Stock and Class B Common Stock, voting as separate classes shall be elected as directors.

     The affirmative vote of a majority of votes of Common Stock and Class B Common Stock present, in person or by proxy at the Annual Meeting and voting together as a single class, is required for the approval of (i) the proposal to ratify an amendment to the Company's Second Amended and Restated 1991 Stock Option Plan (the "1991 Plan"); (ii) the proposal to ratify the reappointment of Arthur Andersen LLP as the Company's independent certified public accountants for the year ended December 31, 1999; and (iii) any other matter that may be submitted to a vote of the Company's shareholders.


     As of the Record Date, the directors and executive officers of the Company and certain entities affiliated with such persons beneficially owned (i) Common Stock representing 6.6% of the outstanding shares of Common Stock, (ii) Class B Common Stock representing 84.7% of the outstanding shares of Class B Common Stock and (iii) 57.0% of the aggregated combined votes of Common Stock and Class B Common Stock entitled to be cast at the Annual Meeting. Such persons and entities have informed the Company that they intend to vote all of their shares of Common Stock and Class B Common Stock in favor of all proposals set forth in the Proxy Statement.


     Prior to the Annual Meeting, the Company will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of Common Stock and Class B Common Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter. If less than a majority of the combined voting power of the outstanding shares of Common Stock and Class B Common Stock are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting from time to time without further notice.


     A broker or nominee holding shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, may have discretion to vote the beneficial owner's shares with respect to the election of directors and other matters addressed at the Annual Meeting. Any such shares, which are not represented at the Annual Meeting either in person or by proxy, will not be considered to have cast votes on any matters addressed at the Annual Meeting.

                         BENEFICIAL SECURITY OWNERSHIP


     The following table sets forth as of the Record Date, information with respect to the beneficial ownership of the Company's Common Stock and Class B Common Stock by (i) each shareholder known by the Company to beneficially own more than 5% of any class of the Company's voting securities, (ii) each director of the Company who owns any such shares, (iii) each executive officer named in the Summary Compensation Table in "Executive Compensation", and (iv) all directors and executive officers as a group. The table also sets forth, in its final column, the combined voting power of the voting securities on all matters presented to the shareholders for their approval, except for the election of directors and for such separate class votes as are required by Florida law.



                                                                                     CLASS B               COMBINED
                                                        COMMON STOCK              COMBINED STOCK            PERCENT
                                                        BENEFICIALLY               BENEFICIALLY            OF VOTING
                                                          OWNED(2)                   OWNED(2)            SECURITIES(2)
                                                  ------------------------   ------------------------   --------------
NAME AND ADDRESS
OF BENEFICIAL OWNERS(1)                              SHARES       PERCENT       SHARES       PERCENT
-----------------------------------------------   ------------   ---------   -----------   ----------
Alna Capital Associates(3) ....................      240,277           *      1,524,301        47.6%          26.9%
Albert H. Nahmad(4) ...........................      706,454         2.7%     3,747,983        79.7           52.4
Palisade Capital Management, L.L.C(5) .........    1,931,100         7.6             --          --            3.4
Rheem Manufacturing Company(6) ................    2,169,812         8.5             --          --            3.8
T. Rowe Price and Associates, Inc.(7) .........    3,677,950        14.5             --          --            6.4
Cesar L. Alvarez(8) ...........................       10,124           *             --          --              *
David B. Fleeman(9) ...........................      273,754         1.1         43,586         1.4            1.2
J. Ira Harris .................................           --          --             --          --             --
Paul F. Manley(10) ............................       28,397           *          1,255           *              *
Bob L. Moss(11) ...............................       75,140           *             --          --              *
Roberto Motta(12) .............................      240,740           *        139,723         4.4            2.8
Robert J. Novello(13) .........................       20,963           *             --          --              *
Alan H. Potamkin(14) ..........................      231,974           *         48,262         1.5            1.2
Barry S. Logan(15) ............................      142,544           *         16,666           *              *
Manual J. Perez de la Mesa (16) ...............       33,924           *             --          --              *
All directors and executive officers
  as a group (11 persons)(17) .................    1,730,090         6.6%     3,997,475        84.7%          57.0%

----------------
 *  Less than 1%.

(1) Unless otherwise indicated below, (a) the address of each of the beneficial owners identified is 2665 South Bayshore Drive, Suite 901, Coconut Grove, Florida 33133 and (b) each person or group has sole voting and investment power with respect to all such shares.

(2) Although each named person and all directors and executive officers as a group are deemed to be the beneficial owners of securities that may be acquired within 60 days through the exercise of exchange or conversion rights, and the Class B Common Stock is immediately convertible into Common Stock on a one-for-one basis, the number of shares set forth opposite each shareholder's name does not include shares of Common Stock issuable upon conversion of the Company's Class B Common Stock.

(3) Alna Capital Associates ("Alna Capital") is a New York limited partnership of which Mr. Nahmad owns a 43% interest and is the sole general partner and David B. Fleeman is a limited partner. The address of Alna Capital is 505 Park Avenue, 16th Floor, New York, New York 10022.

(4) Includes shares indicated as beneficially owned by Alna Capital. See footnote (3) above. The number of shares of Common Stock indicated also includes (i) 15,677 shares directly owned; (ii) 19,742 shares owned pursuant to the Watsco, Inc. Amended and Restated Profit Sharing Retirement Plan & Trust (the "Profit Sharing Plan"); (iii) 10,425 shares owned by

    Mr. Nahmad's children; and (iv) 420,333 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan. The number of shares of Class B Common Stock indicated also includes (i) 483,423 shares directly owned; (ii) 243,000 shares owned pursuant to Restricted Stock Agreements; and (iii) 1,497,259 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan.

(5) The address of Palisade Capital Management, L.L.C. is One Bridge Plaza, Suite 695, Fort Lee, New Jersey 07024.

(6) The address of Rheem Manufacturing Company is 405 Lexington Avenue, 22nd Floor, New York, New York 10174.

(7) The address of T. Rowe Price and Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202.

(8) The number of shares of Common Stock indicates shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan.

(9) Excludes shares beneficially owned by Alna Capital. See footnote (3) above. The number of shares of Common Stock indicated includes (i) 44,294 shares directly owned; (ii) 203,552 shares owned by Fleeman Builders, a Florida partnership of which Mr. Fleeman is a General Partner; (iii) 3,375 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan; and (iv) 22,533 shares owned by 3JG Trust of which Mr. Fleeman is a trustee. The number of shares of Class B Common Stock indicates shares owned by Fleeman Builders.

(10) The number of shares of Common Stock indicated includes (i) 15,648 shares directly owned and (ii) 12,749 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan. The number of shares of Class B Common Stock indicates shares directly owned.

(11) The number of shares of Common Stock indicated includes (i) 37,514 shares directly owned; (ii) 7,674 shares owned by Mr. Moss's spouse; and (iii) 29,952 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan.

(12) The number of shares of Common Stock indicated includes (i) 20,000 shares directly owned (ii) 3,375 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan and (iii) 217,365 shares owned by Republic Trading, Inc. ("Republic Trading") of which Mr. Motta is a principal. The number of shares of Class B Common Stock indicated includes (i) 6,340 shares directly owned and (ii) 133,383 shares owned by Republic Trading.

(13) The number of shares of Common Stock indicated includes (i) 900 shares directly owned and (ii) 20,063 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan.

(14) The number of shares of Common Stock indicated includes (i) 70,425 shares directly owned; (ii) 103,800 shares owned by two trusts of which Mr. Potamkin is a trustee; (iii) 15,000 shares owned by Mr. Potamkin's spouse;
     (iv) 22,500 shares owned by Potamkin Manhattan Corporation of which Mr. Potamkin is a principal; and (v) 20,249 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan. The number of shares of Class B Common Stock indicates shares directly owned.

(15) The number of shares of Common Stock indicated includes (i) 450 shares directly owned; (ii) 68,750 shares owned pursuant to Restricted Stock Agreements; (iii) 4,325 shares owned pursuant to the Stock Purchase Plan;
     (iv) 769 shares owned pursuant to the Profit Sharing Plan; and (v) 33,750 and 34,500 shares issuable upon exercise of presently exercisable options granted pursuant to the 1983 Executive Stock Option Plan and 1991 Plan, respectively. The number of shares of Class B Common Stock includes shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan.

(16) The number of shares of Common Stock indicated includes (i) 19,932 shares directly owned; (ii) 1,498 shares owned pursuant to the Stock Purchase Plan; (iii) 494 shares owned pursuant to the Profit Sharing Plan; and (iv) 12,000 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan.

(17) Includes shares beneficially owned by directors and executive officers, as described in footnotes (4), (8), (9), (10), (11), (12), (13), (14) and
     (15).

                                      I.

                             ELECTION OF DIRECTORS


NOMINEES


     The Company's Amended and Restated Articles of Incorporation and Bylaws provide that the Board of Directors shall consist of not less than three nor more than nine members, and shall be divided, as nearly as possible, into three equal divisions to serve in staggered terms of office of three years. Upon election at the Annual Meeting, Mr. Harris will serve a term expiring at the 2000 Annual Meeting of Shareholders and Messrs. Alvarez, Manley and Nahmad will serve for a term expiring at the 2002 Annual Meeting of Shareholders or until their successors have been duly elected and qualified.


     Two directors are to be elected at the Annual Meeting by the holders of Common Stock voting separately as a class. Messrs. Alvarez and Manley have been nominated as directors to be elected by the holders of Common Stock and proxies will be voted for Messrs. Alvarez and Manley absent contrary instructions. Mr. Alvarez was appointed as a Director of the Company in 1997 and Mr. Manley was appointed as a Director in 1984.


     Two directors are to be elected at the Annual Meeting by the holders of Class B Common Stock voting separately as a class. Messrs. Nahmad and Harris have been nominated as directors to be elected by the holders of Class B Common Stock and proxies will be voted for Messrs. Nahmad and Harris absent contrary instructions. Mr. Nahmad has served as a director of the Company since 1973 and Mr. Harris was appointed as a director in 1998.


     The Board of Directors has no reason to believe that any nominee will refuse to act or be unable to accept election; however, in the event that a nominee for a directorship is unable to accept election or if any other unforeseen contingencies should arise, it is intended that proxies will be voted for the remaining nominees, if any, and for such other person as may be designated by the Board of Directors, unless it is directed by a proxy to do otherwise.

                                  MANAGEMENT


DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY


     The directors and executive officers of the Company are as follows:


NAME                   AGE    POSITION WITH THE COMPANY
-------------------   -----   --------------------------------------
Albert H. Nahmad       58     Chairman of the Board and President
Barry S. Logan         36     Chief Financial Officer and Secretary
Ana M. Menendez        34     Treasurer and Assistant Secretary
Cesar L. Alvarez       51     Director
David B. Fleeman       85     Director
J. Ira Harris          60     Director
Paul F. Manley         62     Director
Bob L. Moss            51     Director
Roberto Motta          85     Director
Robert J. Novello      61     Director
Alan H. Potamkin       50     Director

     ALBERT H. NAHMAD has served as Chairman of the Board and President of the Company since December 1973. Mr. Nahmad is the general partner of Alna Capital Associates, a New York limited partnership, which is the principal voting shareholder of the Company. Mr. Nahmad also serves as a member of the Board of Directors of the Panama Canal Commission, a United States federal agency. Additionally, Mr. Nahmad is a Director of American Bankers Insurance Group, Inc., a publicly held company.


     BARRY S. LOGAN has served as Chief Financial Officer and Secretary of the Company since 1997 and as Treasurer from 1996 to 1998. From 1992 to 1996, Mr. Logan served as the Controller of the Company. Prior to joining the Company, Mr. Logan was associated with the accounting firm of Arthur Andersen LLP from 1985 to 1992.


     ANA M. MENENDEZ has served as Treasurer of the Company since 1998 and as Assistant Secretary since 1999. From 1997 to 1998, Ms. Menendez served as Chief Financial Officer and Secretary of Ezcony Interamerica, Inc., a publicly held company. From 1995 to 1997, Ms. Menendez served as Chief Financial Officer of Diaco, Inc. From 1988 to 1995, Ms. Menendez was associated with the accounting firm of Arthur Andersen LLP.


     CESAR L. ALVAREZ has been a director of the Company since 1997. For more than five years, Mr. Alvarez has been a lawyer with the law firm of Greenberg Traurig, P.A., where he has served as chairman of its corporate, securities and banking department and currently serves as the firm's Chief Executive Officer and Managing Shareholder. Mr. Alvarez also serves as a director of Pediatrix Medical Group, Inc., Atlantis Plastics, Inc. and Texpack, N.V.


     DAVID B. FLEEMAN has been a director of the Company since 1977. Since 1956, Mr. Fleeman has served as the Managing Partner of Fleeman Builders, a Florida general partnership engaged primarily in real estate development.


     J. IRA HARRIS has been a director of the Company since 1998. Mr. Harris is Chairman of J.I. Harris & Associates, a financial advisory company and as Vice Chairman of the Pritzker Organization. From

1988 to 1997, Mr. Harris served as a Senior Partner of Lazard Freres & Co. From 1969 to 1987, Mr. Harris served in various management capacties and as a Senior Executive Director of Salomon Brothers. Mr. Harris also serves as a director of Manpower, Inc., a publicly held company.

     PAUL F. MANLEY has been a director of the Company since 1984. Mr. Manley served as Executive Director of the law firm of Holland & Knight from 1987 to 1991. From 1982 to 1987, Mr. Manley served as Vice President of Planning at Sensormatic Electronics Corporation, a publicly held manufacturer of electronic article surveillance systems. Prior to 1982, Mr. Manley served as the Managing Partner of the Miami office of Arthur Young & Company.

     BOB L. MOSS has been a director of the Company since 1992. Since 1986, Mr. Moss has served as Chairman of the Board, President and Chief Executive Officer of Centex-Rooney Construction Company, Inc., Florida's largest contracting organization.

     ROBERTO MOTTA has been a director of the Company since 1975. Mr. Motta has been engaged as a private investor in various business activities for more than five years.

     ROBERT J. NOVELLO has been a director of the Company since 1998. Since 1997, Mr. Novello has served as Chairman of Copeland Corporation, a subsidiary of Emerson Electric Company. Until 1998, Mr. Novello also served as Executive Vice President of Emerson. Copeland Corporation is the world leader in the design and manufacture of compressors for air conditioning and commercial refrigeration systems. As Executive Vice President of Emerson, Mr. Novello had group responsibility for Emerson's heating, ventilating and air conditioning components products. Mr. Novello also serves on the Board of Directors of the Air Conditioning and Refrigeration Institute, a trade assocation for the climate control industry, and as a director of Butler Manufacturing Company.

     ALAN H. POTAMKIN has been a director of the Company since 1994. Since 1970, Mr. Potamkin has served as President of Potamkin Companies, one of the nation's largest automobile dealers. In addition, Mr. Potamkin has owned various media properties and owns Potamkin International, the Office Depot, Inc., franchisee for Eastern Europe.

     The Company's Amended and Restated Articles of Incorporation provide for the Board of Directors to have up to nine members, to be divided as nearly as possible in three equal divisions to serve in staggered terms of three years. Each division consists of one director to be elected by the holders of Common Stock and two directors to be elected by the holders of Class B Common Stock. The number of members comprising the Board of Directors presently is nine, three of whom are Common Stock directors and six of whom are Class B Common Stock directors. Messrs. Harris (Common Stock), Manley (Common) and Nahmad (Class B) serve until the 1999 Annual Meeting of Shareholders; Messrs. Potamkin (Common Stock), Alvarez (Class B) and Motta (Class B) serve until the 2000 Annual Meeting of Shareholders and Messrs. Fleeman (Class B), Moss (Class B) and Novello (Class B) serve until the 2001 Annual Meeting of Shareholders. See "Election of Directors".

     There are no arrangements or understandings with respect to the selection of officers or directors. The Company pays each director who is not an employee a $1,000 fee for each meeting of the Board of Directors attended and reimburses directors for their expenses in connection with their activities as directors of the Company.


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (SEC), the New York Stock Exchange and the American Stock Exchange. Officers, directors and greater than ten percent shareholders are required by the SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.


     Based solely on the Company's review of the copies of such forms it has received, the Company believes that all its officers, directors, and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during 1998.


MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS


     During the fiscal year ended December 31, 1998, the Company's Board of Directors took certain actions by unanimous written consent and held five meetings. During 1998, other than Mr. Motta, no incumbent director attended fewer than 75 percent of the aggregate of (i) the number of meetings of the Board of Directors held during the period he served on the Board, and (ii) the number of meetings of committees of the Board of Directors held during the period he served on such committees.


     The Board of Directors has established five standing committees: (1) the Audit Committee, (2) the Compensation Committee, (3) the Strategy Committee,
(4) the Stock Option Committee and (5) the Nominating Committee.


     Messrs. Manley and Moss are members of the Audit Committee, which held two meetings during 1998. The duties and responsibilities of the Audit Committee include (a) recommending to the full Board of Directors the appointment of the Company's independent auditors and any termination of engagement, (b) reviewing the plan and scope of audits, (c) reviewing the Company's significant accounting policies and internal controls and (d) having general responsibility for all related auditing matters.


     Messrs. Manley and Fleeman are members of the Compensation Committee, which held four meetings during 1998. The Compensation Committee reviews and determines the compensation of the Company's officers and administers the Company's employee stock purchase plan.


     Messrs. Harris and Novello are members of the Strategy Committee, newly formed in January 1999. The Strategy Committee is an advisory committee to the Board of Directors responsible for evaluating long-term strategies for the Company.


     Messrs. Moss and Alvarez are members of the Stock Option Committee. The Stock Option Committee administers the Company's stock option plans and has the power and authority to (a) determine the persons to be awarded options and the terms thereof pursuant to the terms of the plans, and (b) construe and interpret the Company's stock option plans.


     Messrs. Nahmad and Potamkin are members of the Nominating Committee. The Nominating Committee is responsible for (a) establishing procedures for the selection and retention of members of the Board of Directors, (b) evaluating Board nominees and members and (c) recommending nominees.

                            EXECUTIVE COMPENSATION


     The following table sets forth the aggregate compensation paid to the Company's Chief Executive Officer and each of the Company's other executive officers whose total annual salary and bonus for the 1998 fiscal year was $100,000 or more.



                          SUMMARY COMPENSATION TABLE



                                                     ANNUAL COMPENSATION                          LONG TERM COMPENSATION
                                      -------------------------------------------------- ----------------------------------------
                                                                             OTHER        RESTRICTED    NUMBER
NAME AND                       FISCAL                                        ANNUAL          STOCK     OF STOCK      ALL OTHER
PRINCIPAL POSITION              YEAR     SALARY           BONUS         COMPENSATION(1)    AWARDS(2)    OPTIONS   COMPENSATION(3)
----------------------------- ------- ----------- -------------------- ----------------- ------------ ---------- ----------------
Albert H. Nahmad                1998   $719,092      $     478,500(4)               --    $1,265,625   375,000        $2,400
 President and Chief            1997    542,733          1,300,000                  --     2,550,000   300,000         2,250
 Executive Officer              1996    524,679          1,350,000                  --            --   225,000         2,250

Barry S. Logan                  1998   $124,099      $      80,000                  --    $  253,125    30,000        $2,400
 Vice President, Finance        1997     96,021             65,000                  --       545,625    22,500         2,250
 and Secretary                  1996     85,755             22,000                  --            --        --         1,733

Manuel Perez de la Mesa(5)      1998   $121,163      $      80,000                  --    $  253,125    30,000        $2,400
 Vice President, Operations     1997     93,657             65,000                  --       545,625    22,500         2,250
                                1996     91,631             65,103                  --            --        --         2,250

----------------
(1) The officers listed in this table receive certain personal benefits; however, such additional benefits do not exceed the lesser of $50,000 or 10% of such officer's salary and bonus for any of the years reported.

(2) Mr. Nahmad was awarded 75,000 shares of Class B Common Stock and Messrs. Logan and Perez were awarded 15,000 shares of Common Stock. Significant restriction periods apply to these awards of restricted stock. With regard to the grants made in 1998 to Messrs. Nahmad and Logan, such restrictions, absent the individuals' death or disability or a change in control of the Company, lapse in 16 years and 26 years, respectively. Mr. Perez's awards in 1998 and 1997 were forfeited upon his resignation of employment. Individuals are entitled to voting rights and to receive dividends on restricted stock awards. At December 31, 1998, the aggregate value of all shares of restricted stock held by Messrs. Nahmad and Logan was $3,600,000 and $816,563, respectively.

(3) These amounts represent the Company's contribution to the Profit Sharing Plan. The Profit Sharing Plan is qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended.

(4) Incentive compensation in 1998 represents earned incentive for performance in 1997 pursuant to an Incentive Plan approved by shareholders in 1996. Incentive compensation is based on certain criteria related to the Company's performance including increases in earnings per share and stock price appreciation and is paid annually during the year following the attainment and certification of the performance criteria.

(5) Mr. Perez resigned from employment as Vice President, Operations effective February 1, 1999.

                       OPTION GRANTS IN FISCAL YEAR 1998


     The following table sets forth certain information concerning grants of stock options made during 1998 to the Named Executive Officers. All options were granted at exercise prices equal to fair market value.



                                                                                        POTENTIAL REALIZABLE
                                                                                          VALUE AT ASSUMED
                                                % OF TOTAL                                 ANNUAL RATES OF
                                                  OPTIONS                             STOCK PRICE APPRECIATION
                                   NUMBER OF    GRANTED TO     EXERCISE                  FOR OPTION TERM(2)
                                    OPTIONS    EMPLOYEES IN   PRICE PER   EXPIRATION ---------------------------
NAME                              GRANTED(1)       1998         SHARE        DATE          5%           10%
-------------------------------- ------------ -------------- ----------- ----------- ------------- -------------
Albert H. Nahmad ...............   375,000          34.9%     $  16.00       4/6/08   $3,773,368    $9,562,455
Barry S. Logan .................    30,000           2.8%        16.75       4/6/08      316,020       800,856
Manuel J. Perez de la Mesa .....    30,000           2.8%        16.75       4/6/08      316,020       800,856

----------------
(1) Class B Common Stock as to Mr. Nahmad and Common Stock as to Messrs. Logan and Perez.

(2) The dollar amounts set forth in these columns are the result of calculations at the five percent and ten percent rates set forth by the Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the market price of the common stock.



                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES


     The following table sets forth certain information concerning stock options exercised in 1998 and unexercised stock options held by the Company's executive officers as of December 31, 1998.



                                                                          NUMBER OF                  VALUE OF UNEXERCISED
                                         NUMBER                  UNEXERCISED OPTIONS HELD AT       IN-THE-MONEY OPTIONS AT
                                       OF SHARES                       FISCAL YEAR END                 FISCAL YEAR END
                                      ACQUIRED ON    VALUE   ----------------------------------- ----------------------------
NAME                                    EXERCISE    REALIZED  EXERCISABLE(1)   UNEXERCISABLE(2)   EXERCISABLE   UNEXERCISABLE
------------------------------------ ------------- --------- ---------------- ------------------ ------------- --------------
Albert H. Nahmad ...................          --         --     1,626,065          350,000        $15,575,542     $ 83,000
Barry S. Logan .....................          --         --        59,250           58,875            648,060       93,784
Manuel J. Perez de la Mesa .........          --         --        39,000           62,250            373,200      138,300

----------------
(1) Represents options as to 420,470 shares of Common Stock and 1,555,595 shares of Class B Common Stock for Mr. Nahmad and Common Stock for Messrs. Logan and Perez.

(2) Represents options as to Class B Common Stock for Mr. Nahmad and Common Stock for Messrs. Logan and Perez.



EMPLOYMENT AGREEMENT


     In March 1996, the Company renewed an employment agreement with Mr. Nahmad which automatically renews for a one-year term each January 31 unless the Compensation Committee shall have notified Mr. Nahmad to the contrary in writing prior to that date. Under the terms of the employment agreement, Mr. Nahmad shall be employed as President and Chairman of the Board of the Company at an annual salary of not less than $630,000 and will be entitled to additional compensation pursuant to an Incentive Plan.

REVERSE SPLIT DOLLAR AGREEMENT


     Messrs. Nahmad and Logan participate in reverse split dollar insurance programs which provide the Company limited interests in the insurance policies, including death benefits aggregating approximately $6.8 million plus any prepaid and unearned premiums. Under the insurance program, Messrs. Nahmad and Logan retain all incidents of ownership in excess of the Company's limited interests.


KEY EXECUTIVE DEFERRED COMPENSATION AGREEMENT


     The Company entered into a Key Executive Deferred Compensation Agreement (the "Deferred Compensation Agreement") on January 31, 1983 with Mr. Nahmad that provides benefits to Mr. Nahmad or his family upon disability, death or retirement or upon change in control of the Company. The minimum monthly benefit payable under the plan is based on Mr. Nahmad's length of service to age 65 and is the lesser of one-twelfth (1/12) of 10% of (i) $727,000 plus certain amounts accrued for each year of service, or (ii) his maximum annual salary prior to the event triggering payment of benefits. The estimated minimum annual benefits payable to Mr. Nahmad upon retirement at age 65 and the service to the Company that will have been completed by him are $72,700 and 33 years, respectively.


                      COMMITTEES' REPORT TO SHAREHOLDERS


     The Company's executive compensation programs are based on three components: base salary, annual incentives and long-term compensation; each intended as an important piece of the overall compensation philosophy.


     Base salary is used to attract and retain the Company's key executives and is calculated using comparisons with the Company's industry competitors and/or companies of similar market value. Salaries are reviewed by the Compensation Committee on an annual basis.


     Annual incentives are a significant component of executive compensation, reflecting the Company's belief that management's contribution to long-term shareholder returns (via increasing stock prices and dividends) comes from maximizing earnings and the potential of the Company. The Company's Chief Executive Officer has an annual incentive opportunity based upon the increase in the earnings per share and stock price or, in earlier years, the pre-tax earnings of the Company. By its extensive reliance on this incentive compensation system, which has been employed by the Company for the Chief Executive Officer for more than eight years, the Company links a substantial portion of the Chief Executive Officer's annual pay directly to profits. As a result of this approach, the Company's Chief Executive Officer's total compensation is likely to vary from year to year more significantly than the pay of executives of many of the Company's competitors. This philosophy is essential to an entrepreneurial business such as the Company's business. Certain other executive officers and employees have their pay levels set primarily in relation to comparisons to similar executives of competitors, with additional annual incentives based on the attainment of specific objectives supporting the overall goals of the Company.


     In 1998, the Company's pre-tax earnings from continuing operations increased to $40.8 million, up 37% from $29.8 million in 1997. The execution of the Company's strategy, sustained profit growth from a combination of strong internal growth and acquisitions, has resulted in an earnings per share growth rate in excess of 30% for the period from 1991 to 1998 and has positioned the Company as the largest distributor of residential central air conditioning, heating and refrigeration equipment and related parts and supplies in the United States.


     These successful efforts of the Company's management team were led by the Company's President and Chief Executive Officer, Albert H. Nahmad. As discussed in more detail below, Mr. Nahmad and other key executives of the Company received a significant portion of their total compensation through incentive and other forms of long-term compensation.


     In order to promote an increase in net worth of the Company, maximize the return to shareholders and effectively motivate senior management, the executive compensation philosophy of the Company has been to link compensation with Company performance. Therefore, Mr. Nahmad has received 64% of his aggregate cash compensation during the last three years from incentives. The Committee believes that this represents evidence of the strong and explicit link between executive compensation and the creation of long-term shareholder value.


     In terms of long-term compensation, management incentives generally are provided to the Company's executives through annual grants of stock options and awards of restricted stock to retain and motivate executives to improve the Company's stock value. Stock options have been granted at an exercise price equal to the closing price of the Company's Common Stock or Class B Common Stock as reported by the New York Stock Exchange and the American Stock Exchange, respectively, on the day prior to the date of grant. Accordingly, grants of stock options will produce value only if there are increases in the underlying stock price. In 1998, Mr. Nahmad received options to acquire 375,000 shares of the Company's Class B Common Stock at an exercise price equal to the then market value of $16.00 per share. The Company provides no defined benefit pension plan or supplemental executive retirement plan but does provide a 401(k) plan for all of its employees employed for at least one year.


     The Company provides certain executives awards of restricted stock that are designed to focus such executives on the long-term performance of the Company for the duration of their careers. Grants of restricted stock are subject to forfeiture until certain specified dates, death, disability or a change in control. These features result in the Company's ability to retain, throughout their entire careers, those individuals who are key to the creation of shareholder value. During 1998, there were four employees who were granted restricted stock. During 1998, Mr. Nahmad was granted 75,000 shares of restricted Class B Common Stock.


     Decisions with regard to compensation of the Company's executives are made by the two-member Compensation Committee, which has meetings at least once a year and is called upon to meet more often when the need arises. Decisions with regard to awards of restricted stock and stock options for all employees of the Company are made by the two-member Stock Option Committee, which is called upon to meet when the need arises. Each member of the Committees is a non-employee director. The executive compensation practices of the Company are constantly re-evaluated to ensure their relevance, their support of the strategic goals of the Company and their contribution to the creation of long-term shareholder value.


     The above Committees' Report to Shareholders of the Compensation and Stock Option Committees and the Company's Common Stock Price Performance Graph which follows shall not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference.


     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") generally disallows a public company's deduction for compensation to any one employee in excess of $1 million per year unless the compensation is pursuant to a plan approved by the public company's shareholders. In March 1996, the Compensation Committee renewed and amended the employment agreement between the Company and Mr. Nahmad. The terms of the employment agreement include a provision for an Incentive Plan for Mr. Nahmad, which was approved by the shareholders of the Company at the 1996 Annual Meeting. Such Incentive Plan is intended to comply with the provisions of Section 162(m).


                   COMPENSATION AND STOCK OPTION COMMITTEES


                                        COMPENSATION COMMITTEE:

                                        Paul F. Manley, Chairman
                                        David B. Fleeman

                                        STOCK OPTION COMMITTEE:

                                        Bob L. Moss, Chairman
                                        Cesar L. Alvarez

                                        April 30, 1999



                  WATSCO, INC. COMMON STOCK PRICE PERFORMANCE


     The following graph compares the cumulative total shareholder return of Watsco, Inc. Common Stock and Class B Common Stock, based on their market prices and assuming reimbursement of dividends, with (i) the S & P Small-Cap 600 Index, (ii) the AMEX Market Index and (iii) an Old Peer Group Index and
(iv) a New Peer Group Index.


     The Old Peer Group Index is comprised of the following publicly traded companies: Hughes Supply, Inc., Noland Company and ACR Group, Inc. The New Peer Group Index includes all of the companies in the Old Peer Group with the addition of Pameco Corporation, a wholesale distributor of HVAC/R products and a primary competitor of the Company, which has been added following its first full year as a publicly traded company in 1998. The Company believes that this information demonstrates that the compensation earned by its executive officers compares consistently with increased shareholder value.


                                                1/1/94     12/31/94     12/31/95     12/31/96     12/31/97     12/31/98
                                               --------   ----------   ----------   ----------   ----------   ---------
Watsco, Inc. Common Stock ..................      100        131            215          525          451          462
Watsco, Inc. Class B Common Stock ..........      100        132            211          505          445          449
Old Peer Group Index .......................      100        108            142          216          260          223
New Peer Group Index .......................      100        108            142          216          260          213
S&P Small-Cap 600 ..........................      100         95            124          150          189          194
AMEX Market Index ..........................      100         91            115          122          148          151

     The line graph assumes that $100 was invested on January 1, 1994 in the Company's Common Stock and Class B Common Stock, the S&P Small-Cap 600 Index, the AMEX Market Index, the Old Peer Group Index and the New Peer Group Index.


     The closing price of the Company's Common Stock and Class B Common Stock was $16.75 and $16.00, respectively, at December 31, 1998. As of the Record Date, the closing price of the Company's Common Stock and Class B Common Stock was $16.50 and $16.25 per share, respectively. The stock price performance of Watsco, Inc. Common Stock and Class B Common Stock depicted in the graph above represents past performance only and is not necessarily indicative of future performance.


                             CERTAIN TRANSACTIONS


     Mr. Potamkin and the Company each have a 50% equity interest in A2 Jet Leasing LLC, ("A2 Jet Leasing") a company which performs aircraft leasing services to Mr. Potamkin and his affiliates, the Company and to unaffiliated third parties. During 1998, A2 Jet Leasing had total billings to Mr. Potamkin and his affiliates and the Company of $600,908 and $379,350, respectively, for services rendered.


     Mr. Cesar L. Alvarez, a director, is the Chief Executive Officer and Managing Shareholder of Greenberg Traurig, P.A., which serves as the Company's principal outside counsel and receives customary fees for legal services. The Company currently anticipates that such arrangement will continue.


                                      II.

         PROPOSAL TO RATIFY AN AMENDMENT TO THE COMPANY'S SECOND AMENDED
                       AND RESTATED 1991 STOCK OPTION PLAN


     The Company has in effect the 1991 Stock Option Plan adopted by the Board of Directors in March 1991, ratified by the shareholders in June 1991, and subsequently amended and approved by the Board of Directors and shareholders in 1993, 1996 and 1997. In 1997, the 1991 Stock Option Plan was amended to increase the number of shares eligible for grant to 3,500,000 and such shares were adjusted to 5,250,000 for a three-for-two stock split effected on August 14, 1998.


     The Stock Option Committee of the Board of Directors has adopted, and is submitting to the shareholders for approval, the Second Amended and Restated 1991 Stock Option Plan (the "1991 Plan"). The 1991 Plan has been amended to increase the number of shares eligible for grant from 5,250,000 to 6,750,000. The material features of the 1991 Plan, as amended by the amendment described above, are discussed below, but the description is subject to, and is qualified in its entirety by, the full text of the 1991 Plan, which is available from the Company upon request. Unless the context otherwise requires, the "1991 Plan" refers to the 1991 Plan as amended and restated.


GENERAL TERMS AND CONDITIONS


     The purpose of the 1991 Plan is to advance the interest of the Company by providing additional incentives to attract and retain qualified and competent persons, who provide services to the Company and its subsidiaries, and upon whose efforts and judgment the success of the Company and such entities is largely dependent, through the encouragement of stock ownership in the Company by such persons. In furtherance of this purpose, the 1991 Plan authorizes (a) the granting of incentive or nonqualified stock options to purchase Common Stock or Class B Common Stock to key employees, executive officers, independent contractors and directors (whether or not employees) satisfying the description above, (b) the provision of loans for the purpose of financing the exercise of options and the amount of taxes payable in connection therewith, and (c) the use of already owned Common Stock or Class B Common Stock as payment of the exercise price for options granted under the 1991 Plan and other forms of cashless exercises of options. In addition, the Stock Option Committee or the Board may, in its sole discretion, permit an optionee to elect to defer receipt of any shares to which the optionee may be entitled as a result of the exercise of any option in accordance with the rules (including rules regarding when such elections must be made) as the Stock Option Committee or the Board may establish from time to time. A total of 6,750,000 shares of Common Stock and Class B Common Stock are currently reserved for issuance under the 1991 Plan. As of the Record Date, options to purchase 5,638,291 shares of Common Stock and Class B Common Stock had been granted under the 1991 Plan, of which option grants for 388,291 shares are subject to shareholder ratification of the amendment to the 1991 Plan included herein. The 1991 Plan also provides that each Outside Director who was not granted an option to purchase shares prior to 1993 shall receive options to purchase 25,313 shares of Common Stock on the date of his or her initial election as a director, which options become fully exercisable at 20% per year commencing on the one-year anniversary date of the grant. Commencing on the sixth anniversary of the date of his or her initial election to the Board, and thereafter on each anniversary that such Director is a member of the Board, each such Outside Director will receive an option to purchase 3,375 shares of Common Stock, which option will become fully exercisable on the first anniversary of the date of the grant. Each Outside Director who was granted an option to purchase shares of Common Stock prior to 1993 is permitted to receive, commencing on the sixth anniversary of the date of the last grant of an option to such Outside Director, an option to purchase 3,375 shares of Common Stock which options become fully exercisable on the first anniversary of the date of grant. The unexercised portion of any option granted to a Outside Director becomes null and void three months after the date on which such Outside Director ceases to be a director of the Company for any reason. The primary purpose for the grants to the Outside Directors is to provide a means for such directors to increase their interest as shareholders of the Company, which serves to align the interest of such directors with other shareholders of the Company.


     The Stock Option Committee, or the Board, if this proposal is approved by the shareholders at the Annual Meeting, has the power to determine the terms of options granted to employee directors and all other eligible participants, including the exercise price, the number of shares subject to the option and the exercisability thereof, except that the per share exercise price of incentive stock options and of formula grants of options to Outside Directors cannot be less than the fair market value of the Common Stock or Class B Common Stock on the date of grant. Each option is exercisable after the period or periods specified in the option agreement, and the term of such outstanding options may be extended by the Stock Option Committee or the Board. In general, options granted under the 1991 Plan are not transferable other than by will or by the laws of descent and distribution, however, Non-Qualified Stock Options may be transferred with the prior written consent of the Stock Option Committee or the Board and provided that the transfer does not violate the provisions of Rule 16b-3. The 1991 Plan also authorizes the Company to make loans to optionees to enable them to exercise their options. Such loans must (i) provide for recourse to the optionee,

(ii) bear interest at a rate no less than the prime rate of interest of the Company's principal lender, and (iii) be secured by the shares of Common Stock or Class B Common Stock purchased. The Stock Option Committee or the Board of Directors has the authority to amend or terminate the 1991 Plan, provided that no such action may impair the rights of the holder of any outstanding option without the written consent of such holder, and provided further that certain amendments of the 1991 Plan are subject to shareholder approval. Unless terminated sooner, the 1991 Plan will terminate in 2001.

     Subject to the provisions in any separate employment agreement with an optionee, the unexercised portion of any option granted to an employee under the 1991 Plan shall automatically be terminated (a) three months after the date on which the optionee's employment is terminated for any reason other than (i) Cause (as defined in the 1991 Plan), (ii) mental or physical disability, or
(iii) death; (b) immediately upon the termination of the optionee's employment for Cause; (c) one year after the date on which the optionee's employment is terminated by reason of mental or physical disability; or (d) (i) one year after the date on which the optionee's employment is terminated by reason of the death of the employee, or (ii) three months after the date on which the optionee shall die if such death shall occur during the one year period following the termination of the optionee's employment by reason of mental or physical disability.

     To prevent dilution of the rights of a holder of an option, the 1991 Plan provides for adjustment of the number of shares for which options may be granted, the number of shares subject to outstanding options and the exercise price of outstanding options in the event of any subdivision or consolidation of shares, any stock dividend, recapitalization or other capital adjustment of the Company. Provisions governing the effect upon options of a merger, consolidation or other reorganization of the Company are also included in the 1991 Plan.


FEDERAL INCOME TAX EFFECTS

     The 1991 Plan is not qualified under the provisions of Section 401(a) of the Code, nor is it subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

     NON-QUALIFIED STOCK OPTIONS. On exercise of a nonqualified stock option granted under the 1991 Plan, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the option of the shares of Common Stock or Class B Common Stock acquired on exercise over the exercise price if the optionee is an employee of the Company. That income will be subject to the withholding of Federal income tax. The optionee's tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his holding period for those shares will begin on that date.

     If an optionee pays for shares of Common Stock or Class B Common Stock on exercise of an option by delivering shares of the Company's Common Stock or Class B Common Stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee's tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the option, the optionee's tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his holding period for those shares will include his holding period for the shares delivered. The optionee's tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

     The Company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

     INCENTIVE STOCK OPTIONS. The 1991 Plan provides for the grant of stock options that qualify as "incentive stock options" as defined in Section 422 of the Code to employees of the Company or its subsidiaries. Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an incentive stock option. In addition, if the optionee holds a share received on exercise of an incentive stock option for at least two years from the date the option was granted and at least one year from the date the option was exercised (the "Required Holding Period"), the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder's tax basis in that share will be long-term capital gain or loss.

     If, however, an optionee disposes of a share acquired on exercise of an incentive stock option before the end of the Required Holding Period (a "Disqualifying Disposition"), the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the incentive stock option was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income the optionee recognizes will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

     An optionee who exercises an incentive stock option by delivering shares of Common Stock or Class B Common Stock acquired previously pursuant to the exercise of an incentive stock option before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents "pyramiding" the exercise of an incentive stock option (that is, exercising an incentive stock option for one share and using that share, and others so acquired, to exercise successive incentive stock options) without the imposition of current income tax.

     For purposes of the alternative minimum tax, the amount by which the fair market value of a share of Common Stock or Class B Common Stock acquired on exercise of an incentive stock option exceeds the exercise price of that option generally will be an item of adjustment included in the optionee's alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no item of adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee's alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an incentive stock option is increased by the amount of the item of adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

     SECTION 162 LIMITATIONS. The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Code, which generally disallows a public company's tax deduction for compensation to covered employees in excess of $1 million in any tax year beginning on or after January 1, 1994. Compensation that qualifies as "performance-based compensation" is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. The Company intends that Options granted to employees whom the Committee expects to be covered employees at the time a deduction arises in connection with such Options, will qualify as such "performance-based compensation," so that such Options will not be subject to the Section 162(m) deductibility cap of $1 million. Future changes in Section 162(m) or the regulations thereunder may adversely affect the ability of the Company to ensure that Options under the Plan will qualify as "performance-based compensation" that is fully deductible by the Company under
Section 162(m).


     IMPORTANCE OF CONSULTING TAX ADVISER. The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any optionee may depend on his or her particular situation, each optionee should consult his or her tax adviser as to the Federal, state, local and other tax consequences of the grant or exercise of an option or the disposition of Common Stock or Class B Common Stock acquired on exercise of an option.


OPTIONS GRANTED UNDER THE 1991 PLAN


     As of the Record Date, options to purchase 2,199,806 shares of Common Stock and 1,805,596 shares of Class B Common Stock were outstanding at exercise prices ranging from $2.67 to $23.17 per share (fair market value at the dates of grant). Of these, options to purchase 909,549 shares of Common Stock and 1,513,930 shares of Class B Common Stock were exercisable at prices ranging from $2.67 to $20.25 per share.

     The table below indicates, as of the Record Date, the aggregate number (adjusted for stock dividends and stock splits) of options granted under the 1991 Plan since its inception to the persons and groups indicated, and the number of outstanding options held by such persons and groups as of such date.



                                                               OPTIONS GRANTED         OPTIONS OUTSTANDING
                                                           ------------------------ -------------------------
                                                                          CLASS B                   CLASS B
                                                              COMMON       COMMON      COMMON       COMMON
NAME OF INDIVIDUAL OR GROUP             POSITION               STOCK       STOCK        STOCK        STOCK
----------------------------- ---------------------------- ------------ ----------- ------------ ------------
Albert H. Nahmad              Chairman of the Board           645,470    1,755,596     420,470    1,755,596
                              and President

Barry S. Logan                Vice President, Finance          84,375       50,000      84,375       50,000

Manuel J. Perez de la Mesa    Vice President, Operations      101,250           --      12,000           --

All current Executive
  Officers (3 persons)                                        831,095    1,805,596     516,845    1,805,596

All current directors
  who are not Executive
  Officers (8 persons)                                        427,806           --     314,204           --

All employees, other than
  Executive Officers
  (229 persons)                                             2,355,518      218,276   1,368,757           --

     The Stock Option Committee believes that options granted under the 1991 Plan have been and will be awarded primarily to those persons who possess a capacity to contribute significantly to the successful performance of the Company. Because persons to whom grants of options are to be made are to be determined from time to time by the Stock Option Committee in its discretion, it is impossible at this time to indicate the precise number, name or positions of persons who will hereafter receive options or the number of shares for which options will be granted, except (i) to the extent already granted, and (ii) no one plan participant may be granted an aggregate number of options exceeding 3,750,000 shares subject to adjustment as provided in the 1991 Plan.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSAL TO RATIFY THE COMPANY'S SECOND AMENDED AND RESTATED 1991 STOCK OPTION PLAN.


                                     III.

          RATIFICATION OF THE REAPPOINTMENT OF THE COMPANY'S PRINCIPAL
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     The firm of Arthur Andersen LLP, independent certified public accountants, has been the Company's auditor since 1985 and has advised the Company that the firm does not have any direct financial interest or indirect financial interest in the Company or any of its subsidiaries.


     The Board of Directors, on the recommendation of the Company's Audit Committee, has selected Arthur Andersen LLP as the Company's principal independent certified public accountants for the year ending December 31, 1999. One or more representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.


THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE REAPPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S PRINCIPAL INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE YEAR ENDED DECEMBER 31, 1999.



                                OTHER BUSINESS


     The Board of Directors knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.



                 INFORMATION CONCERNING SHAREHOLDER PROPOSALS


     Pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission, a shareholder intending to present a proposal to be presented at the 2000 Annual Meeting to Shareholders must deliver a proposal in writing to the Company's principal executive offices on or before January 1, 2000.


                                        By Order of the Board of Directors


                                        BARRY S. LOGAN, Secretary

                                        Coconut Grove, Florida
                                        April 30, 1999

                                  WATSCO, INC.


                      1999 ANNUAL MEETING OF SHAREHOLDERS


                              HYATT REGENCY HOTEL
                               50 ALHAMBRA PLAZA
                          CORAL GABLES, FLORIDA 33134


                                 JUNE 3, 1999
                                   9:00 A.M.







                           - FOLD AND DETACH HERE -



                             PROXY FOR COMMON STOCK
              SOLICITED BY THE BOARD OF DIRECTORS OF WATSCO, INC.


     The undersigned hereby appoints ALBERT H. NAHMAD, BARRY S. LOGAN and each of them, the true and lawful attorneys, agents for and in the name of the undersigned, with full power of substitution for and in the name of the undersigned, to vote all shares the undersigned is entitled to vote at the 1999 Annual Meeting of Shareholders of WATSCO, INC. to be held on Thursday, June 3, 1999, at 9:00 A.M., Eastern Daylight Time, in the Hyatt Regency Hotel, 50 Alhambra Plaza, Coral Gables, Florida, 33134, and at any and all adjournments thereof, on the following matters:


(1) FOR [ ]  WITHHOLD VOTE [ ]  the election of Albert H. Nahmad as a Class B
                                Director to serve until the Annual Meeting of Shareholders in 2002 or until his successor is duly elected and qualified, except vote withheld from the following nominee (if any);


(2) FOR [ ]  WITHHOLD VOTE [ ]  the election of J. Ira Harris as a Class B
                                Director to serve until the Annual Meeting of Shareholders in 2000 or until his successor is duly elected and qualified, except vote withheld from the following nominee (if any);


(3) FOR [ ]  AGAINST [ ]  WITHHOLD VOTE [ ]  the proposal to ratify an amendment to the Company's Second
                                             Amended and Restated 1991 Stock
                                             Option Plan;


(4) FOR [ ]  AGAINST [ ]  WITHHOLD VOTE [ ]  the reappointment of Arthur
                                             Andersen LLP as the Company's
                                             independent certified public
                                             accountants for the year
                                             ending December 31, 1999; and


(5) In their discretion, on any other matters which may properly come before the Annual Meeting or any adjournment or postponements thereof.


                               (SEE REVERSE SIDE)

                           - FOLD AND DETACH HERE -










                          (CONTINUED FROM OTHER SIDE)


     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2, 3 AND 4.


     The undersigned hereby acknowledges receipt of (i) the Company's 1998 Annual Report to Shareholders, (ii) the Proxy Statement and (iii) the Notice of Annual Meeting dated April 30, 1999.


                                             Date: _______________ , 1999

                                             ________________________________

                                             ________________________________

                                             Please sign exactly as your name
                                             appears hereon. If stock is
                                             registered in more than one name,
                                             each holder should sign. When
                                             signing as an attorney,
                                             administrator, executor, guardian
                                             or trustee, please add your title
                                             as such. If executed by a
                                             corporation or partnership, the
                                             proxy should be signed in full
                                             corporate or partnership name by a
                                             duly authorized officer or partner
                                             as applicable.

                                  WATSCO, INC.


                      1999 ANNUAL MEETING OF SHAREHOLDERS


                              HYATT REGENCY HOTEL
                               50 ALHAMBRA PLAZA
                          CORAL GABLES, FLORIDA 33134


                                 JUNE 3, 1999
                                   9:00 A.M.







                           - FOLD AND DETACH HERE -



                         PROXY FOR CLASS B COMMON STOCK
              SOLICITED BY THE BOARD OF DIRECTORS OF WATSCO, INC.


     The undersigned hereby appoints ALBERT H. NAHMAD, BARRY S. LOGAN and each of them, the true and lawful attorneys, agents for and in the name of the undersigned, with full power of substitution for and in the name of the undersigned, to vote all shares the undersigned is entitled to vote at the 1999 Annual Meeting of Shareholders of WATSCO, INC. to be held on Thursday, June 3, 1999, at 9:00 A.M., Eastern Daylight Time, in the Hyatt Regency Hotel, 50 Alhambra Plaza, Coral Gables, Florida, 33134, and at any and all adjournments thereof, on the following matters:


(1) FOR [ ]  WITHHOLD VOTE [ ]  the election of Cesar L. Alvarez as a Common
                                Stock Director to serve until the Annual Meeting of Shareholders in 2002 or until his successor is duly elected and qualified;


(2) FOR [ ]  WITHHOLD VOTE [ ]  the election of Paul F. Manley as a Common
                                Stock Director to serve until the Annual Meeting of Shareholders in 2002 or until his successor is duly elected and qualified;


(3) FOR [ ]  AGAINST [ ]  WITHHOLD VOTE [ ]  the proposal to ratify an amendment to the Company's Second
                                             Amended and Restated 1991 Stock
                                             Option Plan;


(4) FOR [ ]  AGAINST [ ]  WITHHOLD VOTE [ ]  the reappointment of Arthur
                                             Andersen LLP as the Company's
                                             independent certified public
                                             accountants for the year
                                             ending December 31, 1999; and


(5) In their discretion, on any other matters which may properly come before the Annual Meeting or any adjournment or postponements thereof.


                               (SEE REVERSE SIDE)

                           - FOLD AND DETACH HERE -










                          (CONTINUED FROM OTHER SIDE)


     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2, 3 AND 4.


     The undersigned hereby acknowledges receipt of (i) the Company's 1998 Annual Report to Shareholders, (ii) the Proxy Statement and (iii) the Notice of Annual Meeting dated April 30, 1999.


                                             Date: _______________ , 1999

                                             ________________________________

                                             ________________________________

                                             Please sign exactly as your name
                                             appears hereon. If stock is
                                             registered in more than one name,
                                             each holder should sign. When
                                             signing as an attorney,
                                             administrator, executor, guardian
                                             or trustee, please add your title
                                             as such. If executed by a
                                             corporation or partnership, the
                                             proxy should be signed in full
                                             corporate or partnership name by a
                                             duly authorized officer or partner
                                             as applicable.